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[CLEAN DIESEL LOGO]

               November 5, 1997


               Fuel-Tech N.V.
               Castorweg 22-24
               Curacao, Netherlands Antilles

               Re: Stock Registration Rights

               Dear Sirs:

               The following sets forth our proposal for registration rights to be granted Fuel-Tech N.V. ("FT") over Clean Diesel Technologies, Inc. ("CDT") common stock owned by FT. If you are in accord with the following, please sign below where indicated.

               In connection with any proposed sale by FT of quantities of CDT common stock owned by FT and for which FT shall be legally required to deliver a statutory prospectus covered by an effective registration statement, FT shall have the following registration rights:

                    1. One registration on demand for a number of shares equal in market value to at least $1 million at the time of demand; and
                    2.  An unlimited number of "piggy-back" registrations.

               In the event of any registration hereunder CDT shall pay all costs involved in such registration including legal, accounting, investment banking and the printing of registration statements and FT's reasonable requirements for prospectuses.

               Notwithstanding the foregoing, however, FT shall pay or absorb costs involved in any such registration which (i) it voluntarily assumes to protect its interests, such as legal fees, (ii) are associated with the task of furnishing information concerning FT required to be included in the registration statement (iii) the costs of discounts, commissions, and syndicate expenses allocable to the shares to be sold by FT.

               A "registration" shall mean an effective registration statement, with post-effective amendments as required under the United States securities laws and such other proceedings as may be required under the securities or "blue sky" laws of the various states of the United States so that FT may legally sell or offer to sell the quantities of the CDT securities owned by it which it desires to sell or offer to sell for at least a period of six months from the commencement of the effectiveness of the registration statement.





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            Fuel-Tech Registration Rights, 11/5/97, p. 2

            A "piggy-back" registration shall mean a registration of securities to be sold or offered for sale by CDT on its own behalf or on behalf of sellers other than FT (other than for employee benefit plans stock options or the like) in which FT shall participate as a selling securities holder.

            In any registration hereunder FT shall (i) indemnify CDT for misstatements or omissions of fact concerning FT furnished by FT and required to be included in a registration statement and (ii) shall be guided as to the timing and quantities of securities to be sold or offered for sale by the independent advice of the managing underwriter of the proposed offering. CDT may select the managing underwriter in any registration hereunder subject to the approval of FT which shall not be unreasonably withheld.

            In the event of a demand registration CDT may itself participate and offer securities on its own behalf with FT acting as a selling securities holder so long, however, as FT shall have reasonable assurance that such arrangement will not interfere with FT's intended sale of securities.

                                       Clean Diesel Technologies, Inc.

                                       By: /s/ J.D. Peter-Hoblyn
                                          -----------------------------
                                            Jeremy D. Peter-Hoblyn
                                                  President



            Agreed to and Accepted
            this 5th day of November, 1997


            Fuel-Tech N.V.


            By: /s/ J.A. de  Havilland
               -------------------------
                   J.A. de Havilland
                   Managing Director